Exhibit 3.6
LXP INDUSTRIAL TRUST
SECOND AMENDED AND RESTATED BY-LAWS
ARTICLE I.
SHAREHOLDERS
SECTION 1.01.    Annual Meeting. The Company shall hold an annual meeting of its shareholders to elect trustees and transact any other business within its powers on the date and at the time and place, or by means of remote communication, set by the Board of Trustees. Except as the Declaration of Trust or statute provides otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice. Failure to hold an annual meeting does not invalidate the Company’s existence or affect any otherwise valid corporate acts. In lieu of holding a shareholders’ meeting at a designated physical place, the Board of Trustees, in its sole discretion, may determine that any shareholders’ meeting may be held solely or partially by means of remote communication and have the Company make appropriate arrangements to the fullest extent permitted by applicable law in connection therewith, including without limitation as to format, procedures, access, meeting communication and notices, arrangements with respect to accessing the list of shareholders entitled to vote at said meeting and such other matters as may be relevant with respect to such a meeting, notwithstanding any other provision set forth in these By-Laws.
SECTION 1.02.    Special Meeting.
(a)General. A special meeting of the shareholders may be called by the Chairperson of the Board of Trustees or the President or by a majority of the Board of Trustees by vote at a meeting or in writing (addressed to the Secretary of the Company) with or without a meeting. Subject to subsection (b) of this Section 1.02, a special meeting of shareholders shall also be called by the Secretary of the Company to act on any matter that may properly be considered at a meeting of shareholders upon the written request of shareholders entitled to cast not less than 25% of all the votes entitled to be cast on such matter at such meeting. Unless requested by the shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of shareholders held during the preceding twelve months.
(b)Shareholder-Requested Special Meetings.
(i)    Any shareholder of record (the “Record Shareholder”) seeking to have shareholders request a special meeting shall, by sending written notice to the Secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Trustees to fix a record date to determine the shareholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice (1) shall set forth the purpose of the meeting and the matters proposed to be acted on at it, (2) shall be signed by one or more shareholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), (3) shall bear the date of signature of each such Record Shareholder (or such agent), (4) shall set forth all other information required to be disclosed by such Record Shareholder and any other Covered Person if such Record Shareholder were submitting a shareholder proposal at an annual meeting of shareholders of the Company pursuant to Section 1.11, including, with respect to any proposal relating to the nomination of a trustee to the Board of Trustees or any other proposal for business contemplated to be proposed by such Record Shareholder to be acted on at the special meeting, any information that would be required to be disclosed with respect to such nomination or other proposal of business, as applicable, if it were presented in connection with an annual meeting and (5) shall set forth all information relating to each such Record Shareholder, each individual whom the Record Shareholder proposes to nominate for election or reelection as a trustee and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of trustees, or the election of each such individual, as applicable, in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Trustees may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Trustees. If the Board of Trustees, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which a Record Date Request Notice is received by the Secretary.
(ii)    In order for a Record Shareholder to request a special meeting to act on any matter that may properly be considered at a meeting of shareholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by Record Shareholders (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than 25% of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the Secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Secretary), (b) bear the date of signature of each such Record Shareholder (or such agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the Company’s books, of each Record Shareholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of beneficial interest of the Company which are owned (beneficially or of record) by each Record Shareholder and (iii) the nominee holder for, and number of, shares of beneficial interest of the Company owned beneficially but not of record by such Record Shareholder, (d) be sent to the Secretary by registered mail, return receipt requested, and (e) be received by the Secretary within 60 days after the Request Record Date. Any requesting shareholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke their request for a special meeting at any time by written revocation delivered to the Secretary.
(iii)    The Secretary shall inform the Record Shareholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Company’s proxy materials). The Secretary shall not be required to call a special meeting upon Record Shareholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 1.02(b), the Secretary receives payment such Record Shareholders of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.
(iv)    In the case of any special meeting called by the Secretary upon the request of Record Shareholders (a “Shareholder-Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Trustees; provided, however, that the date of any Shareholder-Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Trustees fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the Secretary (the “Delivery Date”), a date and time for a Shareholder-Requested Meeting, then such meeting shall be held at 2:00 p.m., local time, on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Trustees fails to designate a place or provide means of remote communication for a Shareholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Company. In fixing a date for a Shareholder-Requested Meeting, the Board of Trustees may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Trustees to call an annual meeting or a special meeting. In the case of any Shareholder-Requested Meeting, if the Board of Trustees fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Trustees may revoke the notice for any Shareholder-Requested Meeting in the event that the Record Shareholders fail to comply with the provisions of paragraph (ii) of this Section 1.02(b).
(v)    If written revocations of the Special Meeting Request have been delivered to the Secretary and the result is that Record Shareholders (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the Secretary: (i) if the notice of meeting has not already been delivered, the Secretary shall refrain from delivering the notice of the meeting and send to all requesting shareholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the Secretary first sends to all requesting shareholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Company’s intention to revoke the notice of the meeting or for the chairperson of the meeting to adjourn the meeting without action on the matter, (A) the Secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chairperson of the meeting may call the meeting to order and adjourn the meeting from time to time without acting on the matter. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.
(vi)    The Chairperson of the Board, Chief Executive Officer, President or Board of Trustees may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Company for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been received by the Secretary until the earlier of (i) five Business Days after actual receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Company that the valid requests received by the Secretary represent, as of the Request Record Date, shareholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Company or any shareholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
(vii)    For purposes of these By-Laws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York and State of Maryland are authorized or obligated by law or executive order to close.
SECTION 1.03.    Place of Meetings. Meetings of shareholders shall be held at such place, or by means of remote communication, as is set from time to time by the Board of Trustees.
SECTION 1.04.    Notice of Meetings; Waiver of Notice. Not less than ten nor more than 90 days before each shareholders’ meeting, the Secretary shall give written notice of the meeting to each shareholder entitled to vote at the meeting and each other shareholder entitled to notice of the meeting. The notice shall state the time and place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a shareholder when it is personally delivered to them, left at their residence or usual place of business, or mailed to them at their address as it appears on the records of the Company. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if they, before or after the meeting, signs a waiver of the notice which is filed with the records of shareholders’ meetings, or is present at the meeting in person or by proxy.
SECTION 1.05.    Quorum; Voting.
(a)    Quorum. Unless the statute or the Declaration of Trust provides otherwise, at a meeting of shareholders the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum.
(b)    Election of Trustees. Unless the statute or the Declaration of Trust provides otherwise, each trustee shall be elected by the vote of a majority of the votes cast by shareholders entitled to vote with respect to the election of trustees at a meeting duly called at which a quorum is present; provided that if the number of nominees exceeds the number of trustees to be elected, the trustees shall be elected by the vote of a plurality of the votes cast by shareholders entitled to vote with respect to the election of trustees at a meeting duly called at which a quorum is present. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a nominee must exceed the number of votes cast “against” or “withheld” with respect to that nominee. Votes “against” or “withheld” with respect to a nominee will count as votes cast with respect to that nominee, but “abstentions” and broker non-votes with respect to that nominee will not count as votes cast with respect to that nominee. If a nominee that is already serving as a trustee is not elected, such trustee shall offer to tender their resignation to the Board of Trustees. The Nominating and Corporate Governance Committee of the Board of Trustees will make a recommendation to the Board of Trustees on whether to accept or reject the resignation, or whether other action should be taken. The Board of Trustees will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The trustee who tenders their resignation will not participate in the Board of Trustee’s decision. Each trustee shall hold office until their successor shall be duly elected and qualified, or until death, resignation or removal in the manner hereinafter provided, or until they shall cease to qualify.
(c)    Matters other than Election of Trustees. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Declaration of Trust.
SECTION 1.06.    Adjournments. Whether or not a quorum is present, a meeting of shareholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than 120 days after the original record date. Any business which might have been transacted at the meeting as originally notified may be deferred and transacted at any such adjourned meeting at which a quorum shall be present.
SECTION 1.07.    General Right to Vote; Proxies. Unless the Declaration of Trust provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of beneficial interest, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of shareholders. In all elections for trustees, each share of beneficial interest may be voted for as many individuals as there are trustees to be elected and for whose election the share is entitled to be voted. A shareholder may vote the beneficial interest they own of record either in person or by written proxy signed by the shareholder or by their duly authorized attorney in fact. Unless a proxy provides otherwise, it is not valid more than 11 months after its date.
SECTION 1.08.    Intentionally omitted.
SECTION 1.09.    Conduct of Business and Voting. At all meetings of shareholders, unless the voting is conducted by an inspector, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies, the acceptance or rejection of votes and procedures for the conduct of business not otherwise specified by these By-Laws, the Declaration of Trust or law, shall be decided or determined by the chairperson of the meeting. If demanded by shareholders, present in person or by proxy, entitled to cast 10% in number of votes entitled to be cast, or if ordered by the chairperson of the meeting, the vote upon any election or question shall be taken by ballot and, upon like demand or order, the voting shall be conducted by an inspector, in which event the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by such inspector. Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by an inspector. The shareholders at any meeting may choose an inspector to act at such meeting, and in default of such election, the chairperson of the meeting may appoint an inspector. No candidate for election as trustee at a meeting shall serve as an inspector thereat.
SECTION 1.10.    Informal Action by Shareholders.
(a)    Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting if a consent in writing or by electronic transmission of Record Shareholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of shareholders at which all shares entitled to be voted were present and voted is delivered to the Company in accordance with the Maryland REIT Law and this Section 1.10. The Company shall give notice of any action taken by less than unanimous consent to each shareholder not later than ten days after the effective time of such action.
(b)    Any Record Shareholder seeking to have shareholders act by written or electronic consent shall, by sending written notice to the Secretary of the Company (the “Consent Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Trustees to set a record date to determine the shareholders entitled to act by written or electronic consent (the “Consent Request Record Date”). The Consent Record Date Request Notice shall (i) set forth the matters proposed to be acted on by written or electronic consent (including the text of any resolutions to be adopted by written or electronic consent), (ii) be signed by one or more Record Shareholders as of the date of signature (or their agents duly authorized in a writing accompanying the Consent Record Date Request Notice), (iii) bear the date of signature of each such Record Shareholder (or such agent), (iv) set forth, with regard to each shareholder signing the Consent Record Date Request Notice, such Record Shareholder’s name, address, the number of shares of beneficial interest of each class and series of the Company held beneficially and of record by such Record Shareholders and such Record Shareholder’s reason or reasons for requesting that such action be taken by written or electronic consent and (v) set forth all other information required to be disclosed by such Record Shareholder and any other Covered Person if such Record Shareholder were submitting a shareholder proposal at an annual meeting of shareholders of the Company pursuant to Section 1.11, including, with respect to any proposal relating to the nomination of a trustee to the Board of Trustees or any other proposal for business contemplated to be proposed by such Record Shareholder to be acted on by written or electronic consent, any information that would be required to be disclosed with respect to such nomination or other proposal of business, as applicable, if it were presented in connection with an annual meeting. In connection with an action proposed to be taken by written or electronic consent in accordance with this Section 1.10, shareholders seeking such action shall further update and supplement the information previously provided to the Company in connection therewith, if necessary, to ensure that such information remains accurate and current. Upon receiving the Consent Record Date Request Notice, the Board of Trustees may set a Consent Request Record Date. The Consent Request Record Date shall not precede and shall not be more than 10 days after the close of business on the date on which the resolution fixing the Consent Request Record Date is adopted by the Board of Trustees. If the Board of Trustees, within 10 days after the date on which a valid Consent Record Date Request Notice is received, fails to adopt a resolution fixing the Consent Request Record Date, the Consent Request Record Date shall be the close of business on the 10th day after the first date on which a Consent Record Date Request Notice is received by the Secretary of the Company.
(c)    No written or electronic consent shall be effective unless a Consent Request Record Date is set in accordance with this Section 1.10 and reasonable best efforts are undertaken to solicit all shareholders as of such Consent Request Record Date by the shareholder or shareholders who sent the Consent Record Date Request Notice to the Secretary of the Company. Unless a shorter period is set by the Board of Trustees, no written or electronic consent shall be effective until the later of (i) the close of business on the 30th day after such consent is delivered to the Company, which delivery may not be prior to the 30th day after the Consent Request Record Date, or (ii) the effective time of such written or electronic consent as set forth therein.
SECTION 1.11.    Shareholder Proposals. Nominations of individuals for election to the Board of Trustees and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board of Trustees or (iii) by any shareholder of the Company who was a shareholder of record at the time of giving of notice by the shareholder as provided for in this Section 1.11, at the record date set by the Board of Trustees for the purpose of determining shareholders entitled to vote at the annual meeting, and at the time of the annual meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 1.11. For any shareholder proposal to be presented in connection with an annual meeting of shareholders of the Company, including any proposal relating to the nomination of a trustee to be elected to the Board of Trustees of the Company, (i) the Record Shareholders must have given timely notice thereof in writing to the Secretary of the Company, (ii) any such business must be a proper matter for shareholder action under Maryland law, (iii) the Shareholder Proponents (as defined below) must have acted in accordance with the representations set forth in the Solicitation Statement (as defined in below) or the Solicitation Undertaking (as defined below) required by these By-Laws, as applicable, (iv) the Shareholder Proponents must have complied in all respects with the requirements of Regulation 14A under the Exchange Act, including (in the case of nominations of a trustee) the requirements of Rule 14a-19 (as such rule and regulations may be amended from time to time by the Securities and Exchange Commission (“SEC”) including any SEC Staff interpretations relating thereto), and (v) the Board of Trustees or an executive officer designated thereby for such purpose shall determine that the Shareholder Proponents have satisfied the requirements set forth in this Section 1.11. To be timely, a Record Shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the 150th day nor later than the close of business on the 120th day prior to the first anniversary of the release date of the Company’s proxy statement to shareholders in connection with the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the Record Shareholder to be timely must be so delivered not earlier than the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a shareholder’s notice.

Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting and no shareholder may nominate an individual for election to the Board of Trustees or make a proposal of other business to be considered at a special meeting, except as set forth herein. Nominations of individuals for election to the Board of Trustees may be made at a special meeting of shareholders at which trustees are to be elected only (i) by or at the direction of the Board of Trustees, (ii) by a Record Shareholder that has requested that a special meeting be called for the purpose of electing trustees in compliance with Section 1.02 of this Article I and that has supplied the information and certifications required by (and that has, together with its individual nominee or nominees, as applicable, complied with all other applicable requirements set forth in) Section 1.02 and this Section 1.11 or (iii) provided that the special meeting has been called in accordance with Section 1.02 of this Article I for the purpose of electing trustees, by any shareholder of the Company who is a shareholder of record at the record date set by the Board of Trustees for the purpose of determining shareholders entitled to vote at the special meeting, at the time of giving of notice provided for in this Section 1.11 and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the procedures and requirements set forth in this Section 1.11. For any shareholder proposal to be presented in connection with a special meeting of shareholders of the Company, including any proposal relating to the nomination of a trustee to be elected to the Board of Trustees of the Company, (i) the Record Shareholders must have given timely notice thereof in writing to the Secretary of the Company, (ii) any such business must be a proper matter for shareholder action under Maryland law, (iii) the Shareholder Proponents must have acted in accordance with the representations set forth in the Solicitation Statement or the Solicitation Undertaking required by these By-Laws, as applicable, (iv) the Shareholder Proponents must have complied in all respects with the requirements of Regulation 14A under the Exchange Act, including (in the case of nominations of a trustee) the requirements of Rule 14a-19 (as such rule and regulations may be amended from time to time by the SEC including any SEC Staff interpretations relating thereto), and (v) the Board of Trustees or an executive officer designated thereby for such purpose shall determine that the Shareholder Proponents have satisfied the requirements set forth in this Section 1.11. In the event the Company calls a special meeting of shareholders for the purpose of electing one or more individuals to the Board of Trustees, any shareholder may nominate an individual or individuals (as the case may be) for election as a trustee as specified in the Company’s notice of meeting, if such shareholder and such individual nominee or nominees, as applicable, comply with the requirements set forth in this Section 1.11 and if the shareholder’s notice, containing the information and certifications required by this Section 1.11, is delivered to the Secretary at the principal executive office of the Company not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Trustees to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a shareholder’s notice as described above.
Any Record Shareholders’ notice pursuant to the two foregoing paragraphs shall set forth the information described in clauses (a) through (d) of this Section 1.11.
(a)    in the case of any proposal by a Record Shareholder to nominate for election or re-elect a person as a trustee: (i) as to each person whom the Record Shareholder proposes to nominate for election or re-election as a trustee (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees, or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and a written statement of intent to serve as trustee for the full term if elected), (2) include the completed and signed questionnaire, certification required by clause (e) of this Section 1.11 and (3) all information required by clause (d) of this Section 1.11 with respect to a Covered Person); (ii) the names and addresses of other shareholders (including beneficial owners) known by such Record Shareholder to support such nomination, and to the extent known the class and number of all shares of beneficial interest of the Company owned beneficially or of record by such other shareholder(s) or beneficial owner(s); (iii) a description of all agreements, arrangements or understandings pertaining to the nomination(s) (including any agreements, arrangements or understandings relating to any compensation or payments to be paid to any proposed nominee(s)) by and among any Covered Persons, or by and among any Covered Person and any other person (including with any proposed nominee(s)), which description shall identify the name of each other person who is a party to such an agreement, arrangement or understanding; (iv) any agreement, arrangement or understanding between any Shareholder Proponent Party, on the one hand, and a Related Person, on the other hand, related to any subject matter that could reasonably be determined to be material in the Shareholder Proponent Party’s solicitation of shareholders (including, without limitation, matters of social, labor, environmental and governance policy), regardless of whether such agreement, arrangement or understanding relates specifically to the Company; (v) any agreement, arrangement or understanding between any Shareholder Proponent Party or any Related Person thereof, on the one hand, and the trustee nominee on the other hand, related to any subject matter that could reasonably be determined to be material in the Shareholder Proponent Party’s solicitation of shareholders (including, without limitation, matters of social, labor, environmental and governance policy), regardless of whether such agreement, arrangement or understanding relates specifically to the Company; (vi) whether or not there are any plans or proposals on the part of the Shareholder Proponent Party or any Related Person to nominate directors at any other Public Company within the next 12 months; (vii) any proposals for business or nominations formally submitted for consideration at a meeting of shareholders, or by written or electronic consent, on behalf of any Shareholder Proponent Party or any Related Person seeking to nominate trustees at any other Public Company within the past 36 months (whether or not such proposal or nomination was publicly disclosed); and (viii) with respect to each Related Person, the same information that would be required to be disclosed under Item 5(b) of Schedule 14A under the Exchange Act with respect to any Person deemed to be a “participant” as defined in paragraphs (a)(ii), (iii), (iv), (v) and (vi) of Instruction 3 to Item 4 of Schedule 14A.
(b)    in the case of any proposal by a Record Shareholder to nominate for election or re-elect a person as a trustee, a written undertaking by the Shareholder Proponents that such parties will (i) comply with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of proxies in support of any nominee and (ii) deliver, (1) at least 20 calendar days before the annual meeting, a copy of its definitive proxy statement and form of proxy or (2) at least 40 calendar days before the annual meeting a Notice of Internet Availability of Proxy Materials that would satisfy the requirements of Rule 14a-16(d) of the Exchange Act, in each case, to beneficial holders of at least 67% of the voting power of all of the shares of beneficial interest of the Company entitled to vote general in the election of trustees (such undertaking, a “Solicitation Undertaking”);
(c)    as to any other business that the Record Shareholder proposes to bring before the annual meeting (other than the nomination of trustees): (i) a brief description of the business desired to be brought before the meeting; (ii) the text of the business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these By-Laws, the language of the proposed amendment); (iii) the reasons for conducting such business at the meeting and any material interest of the Shareholder Proponents in such business; and (iv) a written statement whether or not each such Shareholder Proponent will deliver (y) at least 20 calendar days before the annual meeting, a copy of its definitive proxy statement and form of proxy or (z) at least 40 calendar days before the annual meeting a Notice of Internet Availability of Proxy Materials that would satisfy the requirement of Rule 14a-16(d) of the Exchange Act, in case, to holders of at least the percentage of voting power of all of the shares of beneficial interest of the Company required under applicable law to carry the proposal (such statement, a “Solicitation Statement”);
(d)    as to each Covered Person (as defined below): (i) the name and address of each such Covered Person, as they appear on the Company’s books, if applicable; (ii) the class, series and number of shares of the Company which are owned beneficially and/or of record by each such Covered Person, the date on which such shares were acquired and the investment intent of such acquisition; (iii) any debt securities or other debt instruments of the Company or any of its subsidiaries (“Debt”) that are, directly or indirectly, owned beneficially or of record by each such Covered Person; (iv) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or Debt or with a value derived in whole or in part from the value of any class or series of shares of the Company or Debt, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Company or Debt, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Company or Debt, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Company or Debt, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of beneficial interest of the Company or Debt, through the delivery of cash or other property, or otherwise, and without regard to whether such Covered Person may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company or Debt (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such Covered Person; (v) any proxy, contract, arrangement, understanding or relationship pursuant to which any Covered Person has a right to vote any shares of any security of the Company; (vi) any short interest in any security or Debt of the Company (a “Short Interest”) held by each such Covered Person (for purposes of Article I, a Person shall be deemed to have a Short Interest if such Person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such Covered Person, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Company by, manage the risk of share price changes for, or increase or decrease the voting power of, such Covered Person with respect to any class or series of the shares of the Company or Debt, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of the subject security or Debt; (vii) any rights to dividends on the shares of the Company owned beneficially by each such Covered Person that are separated or separable from the underlying shares of the Company; (viii) any proportionate interest in shares of the Company or Debt, Derivative Instruments or Short Interest held, directly or indirectly, by a general or limited partnership in which any Covered Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (ix) any performance-related fees (other than an asset-based fee) that each Covered Person is entitled to based on any increase or decrease in the value of shares of the Company or Debt, Derivative Instruments or Short Interest, if any; (x) any significant equity or other interests held by such Covered Person in any principal competitor of the Company or any counterparty to any litigation in which the Company is involved that is material to the Company and its subsidiaries, taken as a whole; (xi) any direct or indirect interest of such Covered Person in any contract with the Company, any affiliate of the Company, any principal competitor of the Company or any counterparty to any litigation in which the Company is involved that is material to the Company and its subsidiaries, taken as a whole (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); (xii) the nominee holder for, and number of, shares of beneficial interest of the Company owned beneficially but not of record by such Covered Person; (xiii) the investment strategy or objective, if any, of such Covered Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such Covered Person; and (xiv) any other information relating to each Covered Person that would be required to be disclosed in a proxy statement or other filings or form of proxy required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of trustees in a contested election pursuant to Section 14 of the Exchange Act.
(e)    To be eligible to be a nominee of any shareholder for election or reelection as a trustee of the Company, such nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 1.11) to the Secretary at the principal executive offices of the Company a written questionnaire with respect to the background and qualification of such individual (which questionnaire shall be provided by the Secretary upon written request), and a written certification representing and agreeing (in the form provided by the Secretary upon written request) that such individual (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person as to how such person, if elected as a trustee of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company, and (ii) any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a trustee of the Company, with such individual’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a trustee that has not been disclosed to the Company, (c) agrees to promptly provide to the Company such other information as the Company may reasonably request, (d) in such individual’s personal capacity would be in compliance, if elected as a trustee of the Company, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company publicly disclosed from time to time, (e) consents to being named as a nominee in the Company’s proxy statement pursuant to Rule 14a-4(d) under the Exchange Act and any associated proxy card of the Company and (f) will serve as a trustee of the Company if elected and will notify the Company simultaneously with the notification to the Shareholder Proponent of the nominee’s unwillingness or inability to serve as a trustee.
(f)    (i) If any information or certification submitted pursuant to this Section 1.11 by any Shareholder Proponent proposing a nominee for election as a trustee or any proposal for other business at a meeting of shareholders, including any written certification from any nominee for election, shall be inaccurate in any material respect, such information or certification may be deemed not to have been provided in accordance with this Section 1.11. Any such shareholder shall notify the Company of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information or certification. Upon written request by the secretary or the Board of Trustees, any such

Shareholder Proponent or proposed nominee for election shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (1) written verification, satisfactory, in the discretion of the Board of Trustees or any authorized officer of the Company, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 1.11, (2) a written update of any information (including, if requested by the Company, written confirmation by such shareholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the shareholder pursuant to this Section 1.11 as of an earlier date and (3) an updated certification by each nominee proposed for election that such individual will serve as a trustee of the Company if elected. If a shareholder fails to provide such written verification, or written update or certification within such period, the information as to which such written verification or a written update or certification was requested may be deemed not to have been provided in accordance with this Section 1.11.
(ii)    Only such individuals who are nominated in accordance with this Section 1.11 shall be eligible for election by shareholders as trustees, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with this Section 1.11. For the avoidance of doubt, a shareholder proposing a nominee for election as a trustee shall have no right to (1) nominate a number of nominees that exceed the number of trustees to be elected at the meeting or (2) substitute or replace any nominee unless such substitute or replacement is nominated in accordance with this Section 1.11 (including the timely provision of all information and certifications with respect to such substitute or replacement nominee in accordance with the deadlines set forth in this Section 1.11). If the Company provides notice to a shareholder that the number of nominees for election proposed by such shareholder exceeds the number of trustees to be elected at a meeting, the shareholder shall provide written notice to the Company within five Business Days stating the names of the nominees that have been withdrawn so that the number of nominees proposed by such shareholder no longer exceeds the number of trustees to be elected at a meeting. If any individual who is nominated in accordance with this Section 1.11 becomes unwilling or unable to serve on the Board of Trustees, then the nomination with respect to such individual shall no longer be valid and no votes may validly be cast for such individual. The chairperson of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 1.11.
(iii)    Notwithstanding the foregoing provisions of this Section 1.11, the Company shall disregard any proxy authority granted in favor of, or votes for, trustee nominees other than the Company’s nominees if the Shareholder Proponent soliciting proxies in support of such trustee nominees abandons the solicitation or does not (1) comply with Rule 14a-19 promulgated under the Exchange Act, including any failure by the Shareholder Proponent to (A) provide the Company with any notices required thereunder in a timely manner or (B) comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act or (2) timely provide sufficient evidence in the judgment of the Board of Trustees sufficient to satisfy the Company that such Nominating Shareholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence. Upon request by the Company, if any Shareholder Proponent provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act (or is not required to provide notice because the information required by Rule 14a-19(b) has been provided in a preliminary or definitive proxy statement previously filed by such Shareholder Proponent), such Shareholder Proponent shall deliver to the Company, no later than five Business Days prior to the applicable meeting, sufficient evidence in the judgment of the Board of Trustees that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
SECTION 1.12.    Control Share Acquisition Act. Notwithstanding any other provision of the Declaration of Trust of the Trust or these By-Laws, Title 3, Subtitle 7 of the Maryland General Corporation Law (the “MGCL”) (or any successor statute) shall not apply to any acquisition by any person of shares of beneficial interest of the Trust. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

SECTION 1.13.    Proxy Access.
(a)    General. Notwithstanding anything to the contrary in these By-Laws, whenever the Board of Trustees solicits proxies with respect to the election of trustees at an annual meeting of shareholders, subject to the provisions of this Section 1.13, the Company shall include in its proxy statement and other applicable filings (the “Company Proxy Materials”) pursuant to Section 1.14(a) of the Exchange Act, in addition to any individuals nominated for election by or at the direction of the Board of Trustees, the name, together with the Required Information (as defined below), of any individual nominated for election to the Board of Trustees (each such individual being hereinafter referred to as a “Shareholder Nominee”) by a shareholder or a group of no more than 20 shareholders that satisfies the requirements of this Section 1.13 (such individual or group, including as the context requires each member thereof, being hereinafter referred to as the “Eligible Shareholder”). For purposes of this Section 1.13, the “Required Information” that the Company shall include in the Company Proxy Materials is (i) the information provided to the Secretary of the Company concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the Company Proxy Materials by the rules and regulations promulgated under the Exchange Act and (ii) if the Eligible Shareholder so elects, a written statement in support of the Shareholder Nominee’s candidacy, not to exceed 500 words, delivered to the Secretary of the Company at the time the Notice of Proxy Access Nomination (as defined below) required by this Section 1.13 is provided (the “Statement”). Notwithstanding anything to the contrary contained in this Section 1.13, the Company may omit from the Company Proxy Materials any information or Statement (or portion thereof) that the Board of Trustees determines is materially false or misleading, omits to state any material fact necessary in order to make such information or Statement, in light of the circumstances under which it was provided or made, not misleading, or would violate any applicable law or regulation.
(b)    Eligibility. To be eligible to require the Company to include a Shareholder Nominee in the Company Proxy Materials pursuant to this Section 1.13, an Eligible Shareholder must have Owned (as defined below) at least 3% or more of the shares of beneficial interest, par value $.0001 per share, designated as Common Stock (the “Common Stock”) of the Company outstanding from time to time (the “Required Shares”) continuously for at least 3 years (the “Minimum Holding Period”) as of the date the Notice of Proxy Access Nomination is received by the Secretary of the Company in accordance with this Section 1.13 and the close of business on the record date for determining the shareholders entitled to vote at the annual meeting of shareholders, and must continuously Own the Required Shares through the date of such annual meeting (and any postponement or adjournment thereof). For purposes of this Section 1.13, an Eligible Shareholder shall be deemed to “Own” only those outstanding shares of Common Stock as to which the Eligible Shareholder possesses both (i) the full voting and investment rights pertaining to such shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such Eligible Shareholder or any of its Affiliates (as defined below) in any transaction that has not been settled or closed, including short sales, (B) borrowed by such Eligible Shareholder or any of its Affiliates for any purpose or purchased by such Eligible Shareholder or any of its Affiliates pursuant to an agreement to resell, (C) that are subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument, agreement, arrangement or understanding entered into by such shareholder or any of its Affiliates, whether any such instrument, agreement, arrangement or understanding is to be settled with shares or with cash based on the notional amount or value of outstanding shares of Common Stock, in any such case which instrument, agreement, arrangement or understanding has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its Affiliate’s full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such shareholder or its Affiliate or (D) for which the shareholder has transferred the right to vote the shares other than by means of a proxy, power of attorney or other instrument or arrangement that is unconditionally revocable at any time by the shareholder and that expressly directs the proxy holder to vote at the direction of the shareholder. In addition, an Eligible Shareholder shall be deemed to “Own” shares of Common Stock held in the name of a nominee or other intermediary so long as the shareholder retains the full right to instruct how the shares are voted with respect to the election of trustees and possesses the full economic interest in the shares of Common Stock. An Eligible Shareholder’s Ownership of shares of Common Stock shall be deemed to continue during any period in which the shareholder has loaned such shares provided that the Eligible Shareholder has the power to recall such loaned shares on not more than three (3) Business Days’ notice and has in fact recalled such loaned shares as of the time the Notice of Proxy Access Nomination is provided and through the date of the annual meeting of shareholders. For purposes of this Section 1.13, the terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether outstanding shares of

Common Stock are “Owned” for these purposes shall be determined by the Board of Trustees. In addition, the term “Affiliate” or “Affiliates” shall have the meaning ascribed thereto under the Exchange Act.
(c)    Submission of Notice. To be eligible to require the Company to include a Shareholder Nominee in the Company Proxy Materials pursuant to this Section 1.13, an Eligible Shareholder must provide to the Secretary of the Company, in proper form and within the times specified below, (i) a written notice expressly electing to have such Shareholder Nominee included in the Company Proxy Materials pursuant to this Section 1.13 (a “Notice of Proxy Access Nomination”) and (ii) any updates or supplements to such Notice of Proxy Access Nomination. To be timely, the Notice of Proxy Access Nomination must be delivered or mailed to and received by the Secretary of the Company at the principal executive office of the Company not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as below) for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting of shareholders is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, the Notice of Proxy Access Nomination to be timely must be so delivered or mailed to and received by the Secretary not earlier than the 90th day prior to the date of such annual meeting and not later than the close of business on the later of the 60th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such annual meeting is first made. The public announcement of a postponement or an adjournment of an annual meeting shall not commence a new time for the giving of a Notice of Proxy Access Nomination as described above. As used herein, “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time.
(d)    Content of Notice. To be in proper form for purposes of this Section 1.13, the Notice of Proxy Access Nomination delivered or mailed to and received by the Secretary shall include the following information:
(i)one or more written statements from the record holder of the Required Shares (or from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period and, if applicable, each participant in the Depository Trust Company (“DTC”) or affiliate of a DTC participant through which the Required Shares are or have been held by such intermediary during the Minimum Holding Period if the intermediary is not a DTC participant or affiliate of a DTC participant) verifying that, as of a date within seven Business Days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed to and received by the Secretary of the Company, the Eligible Shareholder Owns, and has Owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Shareholder’s agreement to provide (A) within five Business Days after the record date for the annual meeting of shareholders, written statements from the record holder or intermediaries between the record holder and the Eligible Shareholder verifying the Eligible Shareholder’s continuous Ownership of the Required Shares through the close of business on the record date, together with a written statement by the Eligible Shareholder that such Eligible Shareholder will continue to Own the Required Shares through the date of such annual meeting (and any postponement or adjustment thereof), and (B) the updates and supplements to the Notice of Proxy Access Nomination at the times and in the forms required by this Section 1.13;
(ii)(a copy of the Schedule 14N filed or to be filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;
(iii)information that is the same as would be required to be set forth in a shareholder’s notice of nomination pursuant to Section 1.11 of Article I of these By-Laws, including the written consent of the Shareholder Nominee to being named in the Company Proxy Materials as a nominee and to serving as a trustee if elected;
(iv)a written undertaking executed by the Shareholder Nominee (A) that such Shareholder Nominee (1) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Company in connection with service or action as a trustee that has not been disclosed to the Company and (2) will serve as a trustee of the Company if elected and (B) attaching a completed Shareholder Nominee questionnaire (which questionnaire shall be provided by the Company, upon request by the Eligible Shareholder, and shall include all information relating to the Shareholder Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Shareholder Nominee as a trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act, or would be required pursuant to the rules of any national securities exchange on which any securities of the Company are listed or over-the-counter market on which any securities of the Company are traded);
(v)the written agreement of the Shareholder Nominee, upon such Shareholder Nominee’s election, to make such acknowledgments, enter into such agreements and provide such information as the Board of Trustees requires of all trustees at such time, including, without limitation, agreeing to be bound by the Company’s code of conduct, insider trading policy and other similar policies and procedures;
(vi)an irrevocable resignation of the Shareholder Nominee, which shall become effective upon a determination by the Board of Trustees that the information provided to the Company by such individual pursuant to this Section 1.13 or pursuant to Section 1.11 of these By-Laws was untrue in any material respect or omitted to state a material fact necessary in order to make the information, in light of the circumstances under which it was provided, not misleading;
(vii)a representation that the Eligible Shareholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Company, and that neither the Eligible Shareholder nor any Shareholder Nominee being nominated thereby presently has such intent, (B) has not nominated and will not nominate for election to the Board of Trustees at the annual meeting of shareholders (or any postponement or adjournment thereof) any individual other than the Shareholder Nominee(s) included in the Company Proxy Materials pursuant to this Section 1.13, (C) has not engaged and will not engage in, and has not been and will not be a “participant” in another person’s, “solicitation,” each within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a trustee at the annual meeting (or any postponement or adjournment thereof) other than such Shareholder Nominee(s) or a nominee of the Board of Trustees, (D) has complied, and will comply, with all applicable laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting, including, without limitation, Rule 14a-9 under the Exchange Act, (E) will not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the Company and (F) has not provided and will not provide facts, statements or information in its communications with the Company and the shareholders that were not or will not be true, correct and complete in all material respects or which omitted or will omit to state a material fact necessary in order to make such facts, statements or information, in light of the circumstances under which they were or will be provided, not misleading;
(viii)a written undertaking that the Eligible Shareholder (A) assumes all liability stemming from any legal or regulatory violation arising out of communications with the shareholders by the Eligible Shareholder, its Affiliates and associates or their respective agents or representatives, either before or after providing a Notice of Proxy Access Nomination pursuant to this Section 1.13, or out of the facts, statements or information that the Eligible Shareholder or its Shareholder Nominee(s) provided to the Company pursuant to this Section 1.13 or otherwise in connection with the inclusion of such Shareholder Nominee(s) in the Company Proxy Materials pursuant to this Section 1.13, and (B) indemnifies and holds harmless the Company and each of its trustees, officers and employees against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its trustees, officers or employees arising out of any nomination of a Shareholder Nominee or inclusion of such Shareholder Nominee in the Company Proxy Materials pursuant to this Section 1.13; and
(ix)a written description of any agreement, arrangement or understanding with, or commitment or assurance to, any person or entity as to how the Shareholder Nominee, if elected as a trustee, will act or vote on any issue or question or issues or questions generally in their capacity as a trustee, together with a copy of any such agreement, arrangement or understanding, if written;

(x)a written description of any compensatory, payment or other agreement, arrangement or understanding with any person or entity other than the Company under which the Shareholder Nominee is receiving or will receive compensation or payments directly related to service on the Board of Trustees, together with a copy of any such agreement, arrangement or understanding if written; and
(xi)in the case of the nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination.
The Company may also require each Shareholder Nominee and the Eligible Shareholder to furnish such other information (A) as may reasonably be required by the Company to determine the eligibility of such Shareholder Nominee to serve as an independent trustee, (B) that could be material to a shareholder’s understanding of the independence or lack of independence of such Shareholder Nominee or (C) as may be reasonably be required by the Company to determine that the Eligible Shareholder meets the criteria for qualification as an Eligible Shareholder.
(e)    Updates to Notice. To be eligible to require the Company to include a Shareholder Nominee in the Company Proxy Materials pursuant to this Section 1.13, an Eligible Shareholder must further update and supplement the Notice of Proxy Access Nomination, if necessary, so that the information provided or required to be provided in such Notice of Proxy Access Information pursuant to this Section 1.13 shall be true and correct as of the record date for the annual meeting of shareholders and as of the date that is ten Business Days prior to such annual meeting or any postponement or adjournment thereof, and such update and supplement (or a written notice stating that there is no such update or supplement) shall be delivered or mailed to and received by the Secretary at the principal executive office of the Company not later than 5:00 p.m., Eastern Time, on the fifth Business Day after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than 5:00 p.m., Eastern Time, on the eighth Business Day prior to the date of the meeting, if practicable, or, if not practicable, on the first practicable date prior to the meeting or any postponement or adjournment thereof (in the case of the update and supplement required to be made as of ten Business Days prior to the meeting or any postponement or adjournment thereof).
(f)    Notification of Changes. In the event that any facts, statements or information provided by the Eligible Shareholder or a Shareholder Nominee to the Company or the shareholders ceases to be true, correct and complete in all material respects or omits a material fact necessary to make such facts, statements or information, in light of the circumstances under which they were provided, not misleading, the Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of the Company of any defect in such previously provided facts, statements or information and of the facts, statements or information required to correct any such defect.
(g)    Eligible Shareholder Groups. Whenever an Eligible Shareholder consists of a group of more than one shareholder, each provision in this Section 1.13 that requires the Eligible Shareholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each shareholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to comply with such other conditions (which, if applicable, shall apply with respect to the portion of the Required Shares Owned by such shareholder). When an Eligible Shareholder is comprised of a group, a violation of any provision of these By-Laws by any member of the group shall be deemed a violation by the entire group. No person may be a member of more than one group of persons constituting an Eligible Shareholder with respect to any annual meeting of shareholders. In determining the aggregate number of shareholders in a group, two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer (or by a group of related employers that are under common control) or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended (each, a “Qualifying Fund Family”), shall be treated as one shareholder. Not later than the deadline for delivery of the Notice of Proxy Access Nomination pursuant to this Section 1.13, a Qualifying Fund Family whose stock Ownership is counted for purposes of determining whether a shareholder or group of shareholders qualifies as an Eligible Shareholder shall provide to the Secretary of the Trust such documentation as is reasonably satisfactory to the Board of Trustees, in its sole discretion, that demonstrates that the funds comprising the Qualifying Fund Family satisfy the definition thereof.

(h)    Maximum Number of Shareholder Nominees. The maximum number of Shareholder Nominees nominated by all Eligible Shareholders and entitled to be included in the Company Proxy Materials with respect to an annual meeting of shareholders shall be the greater of (i) 20% of the number of Trustees up for election as of the last day on which a Notice of Proxy Access Nomination may be timely delivered pursuant to and in accordance with this Section 1.13 (the “Final Proxy Access Nomination Date”) or, if such percentage is not a whole number, the closest whole number below such percentage or (ii) two; provided that the maximum number of Shareholder Nominees entitled to be included in the Company Proxy Materials with respect to the forthcoming annual meeting of shareholders shall be reduced by the number of individuals who were elected as trustees at the immediately preceding or second preceding annual meeting of shareholders after inclusion in the Company Proxy Materials pursuant to this Section 1.13 and whom the Board of Trustees nominates for re-election at such forthcoming annual meeting of shareholders. In the event that one or more vacancies for any reason occur on the Board of Trustees after the Final Proxy Access Nomination Date but before the date of the annual meeting of shareholders and the Board of Trustees elects to reduce the size of the Board of Trustees in connection therewith, the maximum number of Shareholder Nominees eligible for inclusion in the Company Proxy Materials pursuant to this Section 1.13 shall be calculated based on the number of trustees serving as so reduced. Any individual nominated by an Eligible Shareholder for inclusion in the Company Proxy Materials pursuant to this Section 1.13 whose nomination is subsequently withdrawn or whom the Board of Trustees decides to nominate for election to the Board of Trustees shall be counted as one of the Shareholder Nominees for purposes of determining when the maximum number of Shareholder Nominees eligible for inclusion in the Company Proxy Materials pursuant to this Section 1.13 has been reached. Any Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the Company Proxy Materials pursuant to this Section 1.13 shall rank such Shareholder Nominees based on the order that the Eligible Shareholder desires such Shareholder Nominees be selected for inclusion in the Company Proxy Materials in the event that the total number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 1.13 exceeds the maximum number of Shareholder Nominees eligible for inclusion in the Company Proxy Materials pursuant to this Section 1.13(h). In the event the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 1.13 exceeds the maximum number of nominees eligible for inclusion in the Company Proxy Materials pursuant to this Section 1.13(h), the highest-ranking Shareholder Nominee from each Eligible Shareholder pursuant to the preceding sentence shall be selected for inclusion in the Company Proxy Materials until the maximum number is reached, proceeding in order of the number of shares of Common Stock (largest to smallest) disclosed as Owned by each Eligible Shareholder in the Notice of Proxy Access Nomination submitted to the Secretary of the Company. If the maximum number is not reached after the highest-ranking Shareholder Nominee from each Eligible Shareholder has been selected, this selection process shall continue as many times as necessary, following the same order each time, until the maximum number is reached. The Shareholder Nominees so selected by each Eligible Shareholder in accordance with this Section 1.15(h) shall be the only Shareholder Nominees entitled to be included in the Company Proxy Materials and, following such selection, if the Shareholder Nominees so selected are not included in the Company Proxy Materials or are not submitted for election for any reason (other than the failure of the Company to comply with this Section 1.13), no other Shareholder Nominees shall be included in the Company Proxy Materials pursuant to this Section 1.13.
(i)    Exclusions. The Company shall not be required to include, pursuant to this Section 1.13, a Shareholder Nominee in the Company Proxy Materials for any annual meeting of shareholders (i) for which meeting the Secretary of the Company receives a notice that the Eligible Shareholder or any other shareholder has nominated one or more individuals for election to the Board of Trustees pursuant to the advance notice requirements for shareholder nominees for trustee set forth in Section 1.11 of Article I of these By-Laws, (ii) if the Eligible Shareholder who has nominated such Shareholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation,” each within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a Trustee at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board of Trustees, (iii) if such Shareholder Nominee would not qualify as an independent trustee, (iv) if the election of such Shareholder Nominee as a trustee would cause the Company to fail to comply with these By-Laws, the Declaration of Trust, the rules and listing standards of any national securities exchange on which any securities of the Company are listed or over-the-counter market on which any securities of the Company are traded, or any applicable state or federal law, rule or regulation, (v) if such Shareholder Nominee is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vi) if such Shareholder Nominee is a defendant in or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted or has pleaded nolo contendere in such a criminal proceeding within the past ten years, (vii) if such Shareholder Nominee is subject to any order of the type specified in

Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (viii) if the Eligible Shareholder who has nominated such Shareholder Nominee or such Shareholder Nominee provides any facts, statements or information to the Company or the shareholders required or requested pursuant to this Section 1.13 that is not true, correct and complete in all material respects or that omits a material fact necessary to make such facts, statements or information, in light of the circumstances in which they were provided, not misleading, or that otherwise contravenes any of the agreements, representations or undertakings made by such Eligible Shareholder or Shareholder Nominee pursuant to this Section 1.13 or (ix) if the Eligible Shareholder who has nominated such Shareholder Nominee or such Shareholder Nominee fails to comply with any of its obligations pursuant to this Section 1.13, in each instance as determined by the Board of Trustees, in its sole discretion.
(j)    Invalid Nominations. Notwithstanding anything to the contrary set forth herein, the Board of Trustees or the officer of the Company presiding at an annual meeting of shareholders shall declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Company, if (i) the Shareholder Nominee(s) and/or the applicable Eligible Shareholder shall have failed to comply with its or their obligations under this Section 1.13, as determined by the Board of Trustees or the officer presiding at the annual meeting, or (ii) the Eligible Shareholder, or a qualified representative thereof, does not appear at the annual meeting of shareholders to present the nomination of the Shareholder Nominee(s) included in the Company Proxy Materials pursuant to this Section 1.13. For purposes of this Section 1.13(j), to be considered a qualified representative of a shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as its proxy at the annual meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at such annual meeting.
(k)    Future shareholder Nominee Eligibility. Any Shareholder Nominee who is included in the Company Proxy Materials for an annual meeting of shareholders but either (i) withdraws from or becomes ineligible or unavailable for election to the Board of Trustees at such annual meeting or (ii) does not receive a number of “for” votes equal to at least 25% of the number of votes cast by shareholders in the election of such Shareholder Nominee at such annual meeting shall be ineligible for inclusion in the Company Proxy Materials as a Shareholder Nominee pursuant to this Section 1.13 for the next three annual meetings of shareholders. For the avoidance of doubt, this Section 1.13(k) shall not prevent any shareholder from nominating any individual to the Board of Trustees pursuant to and in accordance with Section 1.11 of Article I of these By-Laws.
(l)    Exclusivity. This Section 1.13 provides the exclusive method for a shareholder to require the Company to include nominee(s) for election to the Board of Trustees in the Company Proxy Materials.
SECTION 1.14.    Proxy Cards. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Trustees.
SECTION 1.15.    Definitions. For purposes of Sections 1.02, 1.10 and 1.11:
(i)    “Control Person” shall mean, with respect to any Person, collectively, (1) any Person that, directly or indirectly, has the power to direct or cause the direction of the management or policies of such first Person, whether through the ability to exercise voting power, by contract or otherwise, and (2) such first Person’s and any Control Person’s respective directors, trustees, executive officers and managing members (including, with respect to an entity exempted from taxation under Section 501(1) of the Internal Revenue Code, each member of the board of trustee, board of directors, executive council or similar governing body thereof).
(ii)    “Covered Person” shall mean, collectively, each Shareholder Proponent Party, and (ii) any Related Person of a Shareholder Proponent Party; provided, however, that if the Shareholder Proponent Party or any controlled affiliate thereof is a non-natural Person that holds securities of the Company, Debt, Derivative Instruments or Short Interests of record or beneficially for the economic benefit (direct or indirect) of any other Person (including a Shareholder Proponent Party or controlled affiliate thereof that is (i) an investment fund or other investment vehicle (a “Holding Fund”) or (ii) an advisor or investment manager to a Holding Fund), then any Person that directly holds (or is known by the

Shareholder Proponent Party to indirectly hold) a 5% or larger member, limited partner or similar economic interest in any such Holding Fund shall be deemed a “Covered Person”; provided further, however, that if such Holding Fund has a “sidecar vehicle” or special purpose entity formed by an investment manager or adviser for purposes of co-investing with a Holding Fund that was created or raised proceeds principally to invest in securities of the Company, Debt, Derivative Instruments or Short Interests, then each Person (and Controlling Person thereof) that has invested or committed to invest in such fund or other investment vehicle shall be deemed a Covered Person.
(iii)    “Family Member” shall mean a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who share the person’s home.
(iv)    “Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, and any permitted successors and assigns of such person.
(v)    “Public Company” shall mean any Person with a class of equity securities registered pursuant to Section 12 of the Exchange Act, whether or not trading in such securities has been suspended.
(vi)    “Related Person” shall mean, with respect to a Shareholder Proponent Party, a Person (and any Control Person thereof) with respect to which such Shareholder Proponent Party is Acting in Concert. For purposes of these By-Laws, a Shareholder Proponent Party shall be deemed to be “Acting in Concert” with a Person if such Shareholder Proponent Party has knowingly acted (whether or not pursuant to an express agreement, arrangement or understanding) at any time during the prior two years in concert with such Person (or Control Person thereof) in relation to matters (whether or not specific to the Company) that will be material to the Shareholder Proponent Party’s solicitation of shareholders, including, without limitation, matters of social, labor, environmental and governance policy; provided, however, that a Shareholder Proponent Party shall not be deemed to be acting in concert with a Person that is a Holding Fund or a Person whose primary business is to serve as investment manager or adviser with respect to investing and trading in securities for a client or its own account.
(vii)    “Shareholder Notice” shall mean a Record Date Request Notice, a Consent Record Date Request Notice or a notice of director nomination or other proposal for business.
(viii)    “Shareholder Proponent” shall mean any Record Shareholder giving the Shareholder Notice and, if the Shareholder Notice is given on behalf of another beneficial owner on whose behalf the Shareholder Notice is made, such beneficial owner.
(ix)    “Shareholder Proponent Party” shall mean, collectively, any Shareholder Proponent, and if such Shareholder Proponent is a non-natural Person, each Control Person thereof (in each case of a stockholder, beneficial owner or Control Person, together with any Family Member thereof).
ARTICLE II.
BOARD OF TRUSTEES
SECTION 2.01.    Function of Trustees. The business and affairs of the Company shall be managed under the direction of its Board of Trustees. All powers of the Company may be exercised by or under authority of the Board of Trustees, except as conferred on or reserved to the shareholders by statute or by the Declaration of Trust or By-Laws.
SECTION 2.02.    Number of Trustees. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Trustees may establish, increase or decrease the number of Trustees, provided that the number thereof shall never be less than the minimum number required by the Maryland REIT Law and further provided that the tenure of office of a Trustee shall not be affected by any decrease in the number of Trustees.

SECTION 2.03.    Election and Tenure of Trustees. At each annual meeting the shareholders shall elect trustees to hold office until the next annual meeting and until their successors are elected and qualify.
SECTION 2.04.    Removal of Trustee. Any trustee or the entire Board of Trustees may be removed only in accordance with the provisions of the Declaration of Trust.
SECTION 2.05.    Vacancy on Board of Trustees. The shareholders shall elect a successor to fill a vacancy on the Board of Trustees which results from the removal of a trustee. A trustee elected by the shareholders to fill a vacancy which results from the removal of a trustee serves for the balance of the term of the removed trustee. A majority of the remaining Trustees, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Trustees which results from any increase in the authorized number of Trustees, or death, resignation, retirement or other cause. A trustee elected by the Board of Trustees to fill a vacancy serves until the next annual meeting of shareholders and until their successor is elected and qualifies.
SECTION 2.06.    Regular Meetings. After each meeting of shareholders at which trustees shall have been elected, the Board of Trustees shall meet as soon as practicable for the purpose of organization and the transaction of other business. In the event that no other time and place are specified by resolution of the Board of Trustees, the President or the Chairperson of the Board of Trustees, with notice in accordance with Section 2.08, the Board of Trustees shall meet immediately following the close of, and at the place of, such shareholders’ meeting. Any other regular meeting of the Board of Trustees shall be held on such date and at any place as may be designated from time to time by the Board of Trustees.
SECTION 2.07.    Special Meetings. Special meetings of the Board of Trustees may be called at any time by the Chairperson of the Board of Trustees or the President or by a majority of the Board of Trustees by vote at a meeting or in writing with or without a meeting. A special meeting of the Board of Trustees shall be held on such date and at any place as may be designated from time to time by the Board of Trustees. In the absence of designation such meeting shall be held at such place as may be designated in the call.
SECTION 2.08.    Notice of Meeting. Except as provided in Section 2.06, the Secretary shall give notice to each trustee of each regular and special meeting of the Board of Trustees. The notice shall state the time and place of the meeting. Notice is given to a trustee when it is delivered personally to him, left at their residence or usual place of business, or sent by telegraph, facsimile transmission or telephone, at least 24 hours before the time of the meeting or, in the alternative by mail to their address as it shall appear on the records of the Company, at least 72 hours before the time of the meeting. Unless these By-Laws or a resolution of the Board of Trustees provides otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting of the Board of Trustees. No notice of any meeting of the Board of Trustees need be given to any trustee who attends except where a trustee attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened, or to any trustee who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board of Trustees, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.
SECTION 2.09.    Action by Trustees. Unless statute, the Declaration of Trust or these By-Laws requires a greater proportion, the action of a majority of the trustees present at a meeting at which a quorum is present is action of the Board of Trustees. A majority of the entire Board of Trustees shall constitute a quorum for the transaction of business. In the absence of a quorum, the trustees present by majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the Meeting as originally notified. Any action required or permitted to be taken at a meeting of the Board of Trustees may be taken without a meeting, if a unanimous written or electronic consent which sets forth the action is signed or authorized by each member of the Board of Trustees and filed with the minutes of proceeding of the Board of Trustees. Notwithstanding the foregoing, in the event Lepercq Corporate Income Fund, L.P. or any other similar “UPREIT” partnership in which the Company or its affiliates is the general partner (each, an “Operating Partnership”), determines to distribute, on a per unit basis, to its limited partners an amount which is in excess of the largest corresponding distribution to be made by any other Operating Partnership, on a per unit basis (an “Excess Distribution”), such Excess Distribution shall require the approval of a majority of the Independent Trustees. For purposes of this Section 2.09, “Independent Trustees” means those members of the Board of

Trustees who (i) have been designated by the Board of Trustees as “independent” under the applicable rules of the New York Stock Exchange (or other exchange on which the Company is then listed) and (ii) are not a limited partner of the Operating Partnership which is making the Excess Distribution. The prior two sentences of this Section 2.09 and any provision relating to the making of distributions in the organizational documents of the general partner of an Operating Partnership may only be amended by the vote of a majority of the Independent Trustees.
SECTION 2.10.    Meeting by Conference Telephone. Members of the Board of Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.
SECTION 2.11.    Compensation. By resolution of the Board of Trustees a fixed sum and expenses, if any, for attendance at each regular or special meeting of the Board of Trustees or of committees thereof, and other compensation for their services as such or on committees of the Board of Trustees, may be paid to trustees. Trustees who are full-time employees of the Company need not be paid for attendance at meetings of the Board of Trustees or committees thereof for which fees are paid to other trustees. A trustee who serves the Company in any other capacity also may receive compensation for such other services, pursuant to a resolution of the Board of Trustees.
SECTION 2.12.    Advisory Trustees. The Board of Trustees may by resolution appoint advisory trustees to the Board of Trustees, who may also serve as trustees emeriti, and shall have such authority and receive such compensation and reimbursement as the Board of Trustees shall provide. Advisory trustees or trustees emeriti shall not have the authority to participate by vote in the transaction of business.
ARTICLE III.
COMMITTEES
SECTION 3.01.    Committees. The Board of Trustees may appoint from among its members an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and other committees composed of one or more trustees and delegate to these committees any of the powers of the Board of Trustees, except (i) the power to authorize dividends on stock (other than as provided below), (ii) elect directors, (iii) issue stock (other than as provided below), (iv) recommend to the shareholders any action which requires shareholder approval, (v) amend these By-Laws, or (vi) approve any merger or share exchange which does not require shareholder approval. The entire Audit Committee and the entire Nominating and Corporate Governance Committee shall be trustees who are independent of management. The entire Compensation Committee shall be trustees who are “disinterested persons” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended. If the Board of Trustees has given general authorization for a distribution and provides for or establishes a method or procedure for determining the maximum amount of the distribution, a committee of the Board of Trustees or an officer of the Company, in accordance with that general authorization, may fix the amount and other terms of the distribution. If the Board of Trustees has given general authorization for the issuance of beneficial interest, a committee of the Board of Trustees, in accordance with a general formula or method specified by the Board of Trustees by resolution or adoption of a beneficial interest option or other plan, may fix the terms of beneficial interest subject to classification or reclassification and the terms on which any beneficial interest may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Trustees.
SECTION 3.02.    Committee Procedure. Each committee may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a trustee to act in the place of an absent member. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if a unanimous written or electronic consent which sets forth the action is signed or authorized by each member of the committee and filed with the minutes of the committee. The members of a committee may conduct any meeting thereof by conference telephone in accordance with the provisions of Section 2.10.

SECTION 3.03.    Emergency. In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Company by its trustees and officers as contemplated by the Declaration of Trust and these By-Laws, the available trustees shall elect a Special Executive Committee consisting of any two members of the Board of Trustees, whether or not they be officers of the Company, which two members shall constitute the Special Executive Committee for the full conduct and management of the affairs of the Company in accordance with the foregoing provisions of this Section. This Section shall be subject to implementation by resolution of the Board of Trustees passed from time to time for that purpose, and any provisions of these By-Laws (other than this Section) and any resolutions which are contrary to the provisions of this Section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by any Special Executive Committee acting under this Section that it shall be to the advantage of the Company to resume the conduct and management of its affairs and business under all the other provisions of these By-Laws.
ARTICLE IV.
OFFICERS
SECTION 4.01.    Executive and Other Officers. The Company shall have a President, a Secretary, and a Treasurer. It may also have a Chairperson of the Board of Trustees, a Vice Chairperson of the Board, a Chief Executive Officer, a Chief Operating Officer, a Chief Information Officer, a Chief Financial Officer, and a Chief Accounting Officer. In addition, the Board of Trustees may from time to time elect such other officers with such powers and duties as they shall deem necessary or desirable. The Company may also have one or more Vice-Presidents, assistant officers, and subordinate officers as may be established by the Board of Trustees. A person may hold more than one office in the Company except that no person may serve concurrently as both President and a Vice-President of the Company. The Chairperson of the Board of Trustees shall be a trustee; the other officers may be trustees.
SECTION 4.02.    Chief Executive Officer. The Chief Executive Officer, if one be designated by the Board of Trustees, shall have general supervision of the business and affairs of the Company. They may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or by these By-Laws to some other officer or agent of the Company or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Trustees from time to time. In the absence of any designation by the Board of Trustees, the Chairperson of the Board of Trustees, if there be one, shall serve as Chief Executive Officer. In the absence of the Chairperson of the Board of Trustees, or if there be none, the President shall be the Chief Executive Officer. The same person may hold both offices of President and Chief Executive Officer.
SECTION 4.03.    Chief Operating Officer. The Chief Operating Officer, if one be designated by the Board of Trustees, shall have supervision of the operations of the Company and the responsibilities and duties set forth by the Board of Trustees or the Chief Executive Officer. In the absence of any designation by the Board of Trustees, the President shall serve as Chief Operating Officer.
SECTION 4.04.    Chief Financial Officer. The Board of Trustees may designate a Chief Financial Officer. The Chief Financial Officer shall have the responsibilities and duties as set forth by the Board of Trustees or the Chief Executive Officer.
SECTION 4.05.    Chief Information Officer. The Board of Trustees may designate a Chief Information Officer. The Chief Information Officer shall have the responsibilities and duties as set forth by the Board of Trustees or the Chief Executive Officer.
SECTION 4.06.    Chief Accounting Officer. The Board of Trustees may designate a Chief Accounting Officer. The Chief Accounting Officer shall have the responsibilities and duties as set forth by the Board of Trustees or the Chief Executive Officer.

SECTION 4.07.    Chairperson of the Board of Trustees. The Chairperson of the Board of Trustees, if one be elected, shall preside at all meetings of the Board of Trustees and of the shareholders at which they shall be present. Unless otherwise specified by the Board of Trustees, they shall be the chief executive officer of the Company and perform the duties customarily performed by chief executive officers, and may perform any duties of the President. In general, they shall perform all such duties as are from time to time assigned to them by the Board of Trustees.
SECTION 4.08.    President. Unless otherwise provided by resolution of the Board of Trustees, the President, in the absence of the Chairperson of the Board of Trustees, shall preside at all meetings of the Board of Trustees and of the shareholders at which they shall be present. Unless otherwise specified by the Board of Trustees, the President shall be the chief operating officer of the Company and perform the duties customarily performed by chief operating officers. they may sign and execute, in the name of the Company, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Company. In general, they shall perform such other duties usually performed by a president of a Company and such other duties as are from time to time assigned to them by the Board of Trustees or the chief executive officer of the Company.
SECTION 4.09.    Vice-Presidents. The Vice-President or Vice-Presidents, at the request of the chief executive officer or the President, or in the President’s absence or during their inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice-President, the Board of Trustees may determine which one or more of the Vice-Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Trustees, the chief executive officer, or the President may make such determination; otherwise any of the Vice-Presidents may perform any of such duties or exercise any of such functions. The Vice-President or Vice-Presidents shall have such other powers and perform such other duties, and have such additional descriptive designations in their titles (if any), as are from time to time assigned to them by the Board of Trustees, the chief executive officer, or the President.
SECTION 4.10.    Secretary. The Secretary shall keep the minutes of the meetings of the shareholders, of the Board of Trustees and of any committees, in books provided for the purpose; they shall see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; they shall be custodian of the records of the Company; they may witness any document on behalf of the Company, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required or desired to be under its seal, and, when so affixed, may attest the same; and, in general, they shall perform all duties incident to the office of a secretary of a Company, and such other duties as are from time to time assigned to them by the Board of Trustees, the chief executive officer or the President.
SECTION 4.11.    Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Company, and shall deposit, or cause to be deposited, in the name of the Company, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Trustees; they shall render to the President and to the Board of Trustees, whenever requested, an account of the financial condition of the Company; and, in general, they shall perform all the duties incident to the office of a treasurer of a Company, and such other duties as are from time to time assigned to them by the Board of Trustees, the chief executive officer, or the President. The Treasurer shall also be the Chief Financial Officer of the Company.
SECTION 4.12.    Assistant and Subordinate Officers. The assistant and subordinate officers of the Company are all officer below the office of Vice-President, Secretary or Treasurer. The assistant or subordinate officers shall have such duties as are from time to time assigned to them by the Board of Trustees, the chief executive officer, or the President.
SECTION 4.13.    Election; Tenure and Removal of Officers. The Board of Trustees shall elect the officers. The Board of Trustees may from time to time authorize any committee or officer to appoint assistant and subordinate officers. Election or appointment of an officer, employee or agent shall not of itself create contract rights. All officers shall be appointed to hold their offices, respectively, at the pleasure of the Board of Trustees. The Board of Trustees (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board of Trustees) may remove an officer at any time. The removal of an officer does not prejudice any of their contract rights. The Board of Trustees (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board of Trustees) may fill a vacancy which occurs in any office for the unexpired portion of the term.
SECTION 4.14.    Compensation. The Board of Trustees shall have power to fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the Company. No officer shall be prevented from receiving such salary by reason of the fact that they are also a trustee of the Company. The Board of Trustees may authorize any committee or officer, upon whom the power of appointing assistant and subordinate officers may have been conferred, to fix the salaries, compensation and remuneration of such assistant and subordinate officers.
ARTICLE V.
DIVISIONAL TITLES
SECTION 5.01.    Conferring Divisional Titles. The Board of Trustees may from time to time confer upon any employee of a division of the Company the title of President, Vice President, Treasurer or Secretary of such division or any other title or titles deemed appropriate, or may authorize the Chairperson of the Board of Trustees or the President to do so. Any such titles so conferred may be discontinued and withdrawn at any time by the Board of Trustees, or by the Chairperson of the Board of Trustees or the President if so authorized by the Board of Trustees. Any employee of a division designated by such a divisional title shall have the powers and duties with respect to such division as shall be prescribed by the Board of Trustees, the Chairperson of the Board of Trustees or the President.
SECTION 5.02.    Effect of Divisional Titles. The conferring of divisional titles shall not create an office of the Company under Article IV unless specifically designated as such by the Board of Trustees; but any person who is an officer of the Company may also have a divisional title.
ARTICLE VI.
BENEFICIAL INTEREST
SECTION 6.01.    Certificates for Beneficial Interest. The Board of Trustees may determine to issue certificated or uncertificated shares of beneficial interest and other securities of the Company. For certificated shares of beneficial interest, each shareholder is entitled to certificates which represent and certify the shares of beneficial interest the shareholder holds in the Company. Each certificate (a) shall be in such form, not inconsistent with law or with the Declaration of Trust, as shall be approved by the Board of Trustees or any officer or officers designated for such purpose by resolution of the Board of Trustees, (b) shall include on its face the name of the Company, the name of the shareholder or other person to whom it is issued, and the class of shares of beneficial interest and number of shares of beneficial interest it represents, (c) shall be signed by the Chairperson of the Board of Trustees, the President, or a Vice-President, and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer, (d) may be sealed with the actual seal of the Company or a facsimile of it or in any other form and signatures may be either manual or facsimile signatures. Each certificate shall also include on its face or back (a) a statement of any restrictions on transferability and a statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of beneficial interest of each class which the Company is authorized to issue, of the differences in the relative rights and preferences between the shares of beneficial interest of each series of a preferred or special class in a series which the Company is authorized to issue, to the extent they have been set, and of the authority of the Board of Trustees to set the relative rights and preferences of subsequent series of a preferred or special class of shares of beneficial interest or (b) a statement which provides in substance that the Company will furnish a full statement of such information to any shareholder on request and without charge.
Such request may be made to the Secretary or to the transfer agent for the shares of beneficial interest. Except as provided in the Maryland Uniform Commercial Code - Investment Securities, the fact that a certificate does not contain or refer to a restriction on transferability that is adopted after the date of issuance does not mean that the restriction is invalid or unenforceable. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. A certificate may not be issued until the shares of beneficial interest represented by it are fully paid. Upon the issuance of uncertificated shares of beneficial interest, the Company shall send the shareholder a written statement of the same information required above on the certificate and by the Maryland Uniform Commercial Code - Investment Securities.

SECTION 6.02.    Transfers. The Board of Trustees shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of beneficial interest; and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined.
SECTION 6.03.    Fixing of Record Date. The Board of Trustees may set a record date for the purpose of making any proper determination with respect to shareholders, including which shareholders are entitled to notice of a meeting, vote at a meeting, receive a dividend or be allotted other rights. Such record date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of shareholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken. When a record date for the determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been set as provided in this section, such record date shall continue to apply to the meeting if postponed or adjourned, except if the meeting is postponed or adjourned to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting shall be determined as set forth herein.
SECTION 6.04.    Beneficial Interest Ledger. The Company shall maintain a beneficial interest ledger which contains the name and address of each shareholder and the number of shares of beneficial interest of each class which the shareholder holds. The beneficial interest ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the beneficial interest ledger shall be kept at the offices of a transfer agent for the particular class of beneficial interest, or, if none, at the principal office in the State of Maryland or the principal executive offices of the Company.
SECTION 6.05.    Certification of Beneficial Owners. The Board of Trustees may adopt by resolution a procedure by which a shareholder of the Company may certify in writing to the Company that any shares of beneficial interest registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may certify; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the beneficial interest transfer books, the time after the record date or closing of the beneficial interest transfer books within which the certification must be received by the Company; and any other provisions with respect to the procedure which the Board of Trustees considers necessary or desirable. On receipt of a certification which complies with the procedure adopted by the Board of Trustees in accordance with this Section, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified beneficial interest in place of the shareholder who makes the certification.
SECTION 6.06.    Lost Beneficial Interest Certificates. The Board of Trustees of the Company may determine the conditions for issuing a new beneficial interest certificate in place of one which is alleged to have been lost, stolen, or destroyed, or the Board of Trustees may delegate such power to any officer or officers of the Company. In their discretion, the Board of Trustees or such officer or officers may refuse to issue such new certificate save upon order of some court having jurisdiction in the premises.
ARTICLE VII.
FINANCE
SECTION 7.01.    Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officer or agent of the Company in such manner as shall from time to time be determined by the Board of Trustees.
SECTION 7.02.    Annual Statement of Affairs. The President or chief accounting officer shall prepare annually a full and correct statement of the affairs of the Company, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the shareholders and, within 20 days after the meeting, placed on file at the Company’s principal.

SECTION 7.03.    Fiscal Year. The fiscal year of the Company shall be the twelve calendar months ending December 31 in each year, unless otherwise provided by the Board of Trustees.
SECTION 7.04.    Dividends. If declared by the Board of Trustees at any meeting thereof, the Company may pay dividends on its shares in cash, property, or in shares of the capital beneficial interest of the Company, unless such dividend is contrary to law or to a restriction contained in the Declaration of Trust.
SECTION 7.05.    Contracts. To the extent permitted by applicable law, and except as otherwise prescribed by the Declaration of Trust or these By-Laws with respect to certificates for shares, the Board of Trustees may authorize any officer, employee, or agent of the Company to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company. Such authority may be general or confined to specific instances.
ARTICLE VIII.
INDEMNIFICATION
SECTION 8.01.    Procedure. Any indemnification, or payment of expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within 60 days, upon the written request of the trustee or officer entitled to seek indemnification (the “Indemnified Party”). The right to indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Company denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party’s costs and expenses incurred in connection with successfully establishing their right to indemnification, in whole or in part, in any such action shall also be reimbursed by the Company. It shall be a defense to any action for advance of expenses that (a) a determination has been made that the facts then known to those making the determination would preclude indemnification or (b) the Company has not received either (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met or (ii) a written affirmation by the Indemnified Party of such Indemnified Party’s good faith belief that the standard of conduct necessary for indemnification by the Company has been met.
SECTION 8.02.    Exclusivity; Etc. The indemnification and advance of expenses provided by the Declaration of Trust and these By-Laws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of shareholders or disinterested trustees or other provision that is consistent with law, both as to action in their official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Company, shall continue in respect of all events occurring while a person was a trustee or officer after such person has ceased to be a trustee or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification and advance of expenses under the Declaration of Trust of the Company and hereunder shall be deemed to be a contract between the Company and each trustee or officer of the Company who serves or served in such capacity at any time while this By-Law is in effect. Nothing herein shall prevent the amendment of this By-Law, provided that no such amendment shall diminish the rights’ of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of this By-Law shall not in any way diminish any rights to indemnification or advance of expenses of such trustee or officer or the obligations of the Company arising hereunder with respect to events occurring, or claims made, while this By-Law or any provision hereof is in force.
SECTION 8.03.    Severability: Definitions. The invalidity or unenforceability of any provision of this Article VIII shall not affect the validity or enforceability of any other provision hereof. The phrase “this By-Law” in this Article VIII means this Article VIII in its entirety.
ARTICLE IX.
SUNDRY PROVISIONS
SECTION 9.01.    Books and Records. The Company shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its shareholders and Board of Trustees and of any committee when exercising any of the powers of the Board of Trustees. The books and records of a Company may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of these By-Laws shall be kept at the principal office of the Company.
SECTION 9.02.    Corporate Seal. The Board of Trustees shall provide a suitable seal, bearing the name of the Company, which shall be in the charge of the Secretary. The Board of Trustees may authorize one or more duplicate seals and provide for the custody thereof. If the Company is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word “Seal” adjacent to the signature of the person authorized to sign the document on behalf of the Company.
SECTION 9.03.    Bonds. The Board of Trustees may require any officer, agent or employee of the Company to give a bond to the Company, conditioned upon the faithful discharge of their duties, with one or more sureties and in such amount as may be satisfactory to the Board of Trustees.
SECTION 9.04.    Voting Upon Shares in Other Companies. Beneficial interest of other Companies or associations, registered in the name of the Company, may be voted by the President, a Vice-President, or a proxy appointed by either of them. The Board of Trustees, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.
SECTION 9.05.    Mail. Any notice or other document which is required by these By-Laws to be mailed shall be deposited in the United States mails, postage prepaid.
SECTION 9.06.    Execution of Documents. A person who holds more than one office in the Company may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.
SECTION 9.07.    Amendments. Subject to the special provisions of Section 2.02, in accordance with the Declaration of Trust, these By-Laws may be repealed, altered, amended or rescinded (a) by the shareholders of the Company only by vote of not less than 80% of the outstanding shares of beneficial interest of the Company entitled to vote generally in the election of trustees (considered for this purpose as one class) cast at any meeting of the shareholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting) or (b) by vote of two-thirds of the Board of Trustees at a meeting held in accordance with the provisions of these By-Laws.